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                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-105379) and related Proxy Statement/Prospectus of Jo-Ann Stores, Inc. for the registration of 21,990,000 shares of its Common Shares and to the incorporation by reference therein of our report dated August 8, 2003, with respect to the financial statements of IdeaForest.com, Inc. for the year ended January 31, 2001 included in Jo-Ann Stores, Inc.'s Annual Report (Form 10-K/A) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
September 29, 2003